UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Banc of California, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  The results of the items voted on at the Annual Meeting are as follows:

Proposal 1:

Election of three directors, each for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Halle Benett	10,742,382	2,681,247	3,697,873
Eric Holoman	9,997,446	3,426,183	3,697,873
Robert D. Sznewajs	12,249,190	1,174,439	3,697,873

The Company’s directors are elected by a plurality of the votes cast.  Accordingly, each of the nominees named above was elected.

Proposal 2:

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes

15,940,898	1,159,977	20,627	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Item 8.01 Other Events.

On May 21, 2014, Banc of California, Inc. announced that its Board of Directors has declared a quarterly dividend payment on its Series C Preferred Stock in the aggregate amount of $805,000.00, representing an annualized yield of 8% on the liquidation preference amount for outstanding shares. The dividend will be payable on June 16, 2014 to record holders as of May 30, 2014 of depositary shares relating to the underlying Series C Preferred Stock.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: May 21, 2014	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press Release of Banc of California, Inc., dated May 21, 2014